Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

NCM Financial, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated, April 17, 2014, with respect to the financial statements of NCM Financial, Inc. in its registration statement Form S-1/A relating to the registration of 149,950,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

St. Louis Park, MN

May 22, 2014